UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2014

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2014, Carolyn Zelnio, the Chief Accounting Officer of Streamline Health Solutions, Inc. (the “Company”) departed from her position. On July 28, 2014, the Company appointed Michael Halloran, 41, as the Company’s new Controller. Mr. Halloran will serve as the Company’s principal accounting officer. Prior to joining the Company, Mr. Halloran served as Senior Controller at RevenueMed Inc., a provider of health care revenue cycle related business process outsourcing services, from February 2012 to July 2014. At RevenueMed, he was responsible for all aspects of the finance and accounting operations. From July 2011 to January 2012, he served as Controller at Advocate Consulting, a provider of information technology consulting services.  At Advocate, Mr. Halloran led the company’s accounting function.  From April 2007 to June 2011, Mr. Halloran served as Controller of Rubicon, a Travelclick Company, which provides competitive market intelligence to the travel and hospitality industry. At Rubicon, he was also responsible for the finance and accounting functions. Prior to joining Rubicon, Mr. Halloran was employed in the financial departments of First National Credit Card Center, Windham Brannon Companies and Coca-Cola Enterprises. He also served as Senior Auditor at Deloitte & Touche LLP.

Mr. Halloran received a BBA from the University of Notre Dame and a MBA from Emory University’s Goizueta Business School. He is a Certified Public Accountant.

In connection with his appointment as the Company’s Controller, the Company agreed to pay Mr. Halloran a base salary of $137,500. He also will be eligible to receive a cash bonus of up to $27,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 1, 2014	By:	/s/ Jack W. Kennedy Jr.
		Title:	Senior Vice President &
Chief Legal Counsel